7701 Forsyth Boulevard Suite 800 St. Louis, Missouri 63105	Phone: 314.854.8000 Fax: 314.854.8003
www.Belden.com
News Release

From:	Belden
Dee Johnson
314.854.8054
For Immediate Release — March 13, 2007
BELDEN ANNOUNCES PRICING OF SENIOR SUBORDINATED NOTES OFFERING
$350 Million of 7% Senior Subordinated Notes due 2017
ST. LOUIS, Missouri—Belden (NYSE: BDC) announced today the pricing of its private offering of $350 million aggregate principal amount of senior subordinated notes due 2017 at 7%. Belden expects this offering to close on March 16, 2007. The notes will mature on March 15, 2017. The notes will be guaranteed on a senior subordinated basis by certain of Belden’s current and future material domestic subsidiaries. The notes will rank senior to Belden’s convertible subordinated debentures and equal in right of payment with any of Belden’s future senior subordinated debt, and will be subordinated to all of Belden’s and the subsidiary guarantors’ senior debt, including Belden’s senior secured credit facility.
Belden will have the option to redeem all or a portion of the notes at any time on or after March 15, 2012 at specified redemption prices. In addition, at any time prior to March 15, 2012, Belden may redeem all or a part of the notes at a redemption price equal to 100% of the principal amount thereof plus a specified applicable premium. At any time before March 15, 2010, Belden may also redeem up to 35% of the aggregate principal amount of the notes at a redemption price of 107% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, with the proceeds of certain equity offerings.
The notes will be offered in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, and outside the United States in reliance on Regulation S under the Securities Act. The notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.
This news release is neither an offer to sell nor the solicitation of an offer to buy the notes or any other securities and shall not constitute an offer, solicitation or sale in any jurisdiction in which, or to any person to whom, such an offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.
Forward-Looking Statements
Statements in this news release other than historical facts are “forward-looking statements.” These forward-looking statements are based on forecasts and projections about the industries served by the company and about general economic conditions. They reflect management’s beliefs and expectations. They are not guarantees of future performance and they involve risk and uncertainty. The company’s actual results may differ materially from these expectations. Some of the factors that could cause actual results to differ from expectations include general economic and market conditions and other factors beyond the company’s control. Please see the Risk Factors in Belden’s Annual Report on Form 10-K filed March 1, 2007 for additional information about factors that could cause the company’s results to differ from expectations. The forward-looking statements contained in this news release include statements related to the completion of the notes offering. The offering of the notes is subject to market and other customary conditions and there can be no assurance that the sale of the notes will ultimately be consummated as described or at all. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except for its ongoing obligations to disclose material information under the federal securities laws, Belden disclaims any duty to update any forward-looking statements as a result of new information, future developments or otherwise.
About Belden
Belden is a leader in the design, manufacture, and marketing of signal transmission products for data networking and a wide range of specialty electronics markets including entertainment, industrial, security and aerospace applications. To obtain additional information contact Investor Relations at 314-854-8054, or visit our website at www.belden.com.

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